EXHIBIT 10.6

                               NOTE PURCHASE AND
                           USE OF PROCEEDS AGREEMENT

     THIS NOTE PURCHASE AND USE OF PROCEEDS AGREEMENT ("Agreement") is entered into this ____ day of April, 2005 by and between MICHAEL 'NAUGHTON, having an address of 150 S. Havana St, Aurora, CO 80012 (the "Buyer"), JOEY CANYON, having an address of 9312 Meredith Court, Lone Tree, CO 80124 ("Seller"), and COMPOUND NATURAL FOODS, INC., a Nevada corporation (the "Company"), for those purposes in connection with which the Company is specifically included herein (Buyer, Seller and the Company are referred to herein individually as a "Party" and, collectively, as the "Parties.")

                                   RECITALS:

     WHEREAS, Seller is the purchaser party referred to in that certain Stock Purchase and Sale Agreement of even date herewith ("Stock Purchase Agreement") in which simultaneously with his execution and delivery of this Agreement to Buyer, he will have purchased 60 million shares of the issued and outstanding $.001 par value common stock of the Company, constituting approximately 91% of all the issued and outstanding shares of common stock of the Company (the "Control Securities");

     WHEREAS, Buyer desires to provide funding to Seller to enable him to, among other things, purchase the Control Securities as well as inject an amount of capital into the Company for the specific purposes of both (i) providing downstream funding to its subsidiary, Pure Nature, LLC, a Colorado limited liability company ("Pure Nature"), to enable and compel it, in turn, to extinguish certain indebtedness owed by Pure Nature to certain individuals and (ii) providing working capital to, and/or otherwise on behalf of, the Company;

     WHEREAS, Seller desires to sell and issue to Buyer, in consideration of Buyer's prospective provision of the aforementioned funding, a convertible promissory note of Seller evidencing the said indebtedness, and to secure Seller's obligations under the said note to Buyer with the grant of a pledge and security interest in certain of his assets, including the Control Securities, as set forth in this Agreement; and

     WHEREAS, the key conversion feature of the said convertible promissory note is that it shall be convertible into a certain number of the Control Securities to held of record by Seller as part of the integrated transactions being consummated simultaneously with the execution and delivery of this Agreement.

     NOW THEREFORE, in consideration of the premises, and the respective agreements, covenants, representations and warranties of the Parties herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1:

     "Best Efforts" - the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible, provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

     "Breach" - a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "Proceeding" - any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Threatened" - a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude That such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

                                   ARTICLE II
                 AGREEMENT TO PURCHASE NOTE/SECURITY AGREEMENT

     Section 2.1 AGREEMENT TO PURCHASE NOTE. Subject to the terms and conditions set forth in this Agreement, Buyer hereby agrees to purchase from Seller, and Seller hereby agrees to sell, convey and transfer unto Buyer, that certain $400,000.00 face value, two (2) year, 5.5% convertible promissory note of even date hereof, the form ,end features of which are evidenced in the attached Exhibit "A" (the "Note").

     Section 2.2 CONSIDERATION. As payment for the sale, conveyance and transfer of the Note by Seller to Buyer, Buyer shall deliver the sum of FOUR HUNDRED THOUSAND AND 001100 DOLLARS ($400,000.00) ("Purchase Price") into Escrow (defined below).

     Section 2.3 ESCROW: The Note purchased by Buyer herein, and the Purchase Price paid by Buyer therefore, shall be delivered into the escrow account ("Escrow") of Laura E. Anthony, Esq. ("Anthony"), to be safeguarded, administered and disbursed consistent with this Agreement and in accordance with that certain escrow agreement of even date hereof by and among Anthony on the one hand as escrow agent, and the other parties thereto on the other, the form of which is attached hereto as Exhibit "B" ("Escrow Agreement").

     Section 2.4. UTILIZATION OF PURCHASE PRICE. Consistent with the Escrow Agreement and simultaneously with the execution and delivery hereof, Seller shall cause the Purchase Price to be delivered over and allocated or/and disbursed in respect of the contemporaneous and mutually dependent transactions (the "Contemporaneous Transactions") allied with those evidenced in this Agreement (the "Transaction") as follows:

          (a) Payment for the Control Securities. Seller shall deliver the amount of TWO HUNDRED SIXTY THOUSAND NINE HUNDRED THIRTEEN AND 00/100 DOLLARS ($260,913.00) to fund the purchase price for his purchase of the Control Securities in his capacity as "Buyer' 'under the Stock Purchase Agreement;

          (b) Funding Obligations Pure Nature. LLC. Seller shall deliver or cause to be delivered either directly to or via the Company to Pure Nature, the amount of EIGHTY NINE THOUSAND EIGHTY SEVEN AND 00/100 DOLLARS ($89,087) and shall cause Pure Nature to pay off the indebtedness owed by it to Clayton Duxbury and Brad Stewart in respect of amounts previously loaned by said individuals to Pure Nature, in the amounts of FIFTY FOUR THOUSAND SIX HUNDRED FORTY EIGHT AND 00/100 DOLLARS ($54,648.00) and THIRTY FOUR THOUSAND FOUR HUNDRED THIRTY NINE AND 00/100 DOLLARS ($34,439.00), respectively; and

          (c) Funding Working Capital Requirements of the Company. Seller shall deliver or cause to be delivered to or otherwise on behalf of the Company out of Escrow, the amount of FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00) to be utilized to meet the working capital requirements of the Company as they arise from time to time, including, without limitation, payment of the fees of Anthony for the preparation of the transaction documents documenting the Contemporaneous Transactions and for the administration of the Escrow.

     2.4 SECURITY AGREEMENT. As a material inducement for Buyer to purchase the Note and to pay the Purchase Price to or on behalf of Seller hereunder, and to secure the obligations of Seller under the Note, Buyer has required Seller to execute and deliver into Escrow simultaneously herewith, and Seller has agreed so to do, that certain Pledge and Security Agreement of Seller in favor of Buyer of even date hereof; the form of which is attached hereto as Exhibit "C" ("Security Agreement").

                                  ARTICLE III
                     CONDITIONS OF CLOSING/DUE DILIGENCE

     Section 3.1 CONDITIONS TO CONSUMMATION OF THE TRANSACTION. The respective obligations of the Parties pursuant to this Transaction are subject to: (i) the successful consummation of those certain other transactions of even date hereof that are integrally related to this Transaction, including (a) the transactions referred to in that certain Stock Purchase and Sale Agreement among Seller (in his capacity as the "Buyer" therein), Gerald Newman ("Newman"), Clayton Duxbury ("Duxbury") and the Company for the purchase by Seller of the Control Securities held by Newman and Duxbury, (b) that certain stock purchase transaction referred to in that certain Stock Purchase and Sale Agreement between Naughton and Brad Stewart ("Stewart"), whereby Stewart shall have sold one million free trading shares of common stock of the Company to Naughton for $100, and (c) the entry into the Escrow Agreement by Anthony and the Parties thereto; and (ii) the satisfaction of conditions customary to transactions of this type, including without limitation, (u) execution of this Agreement by all Parties; (v) the absence of any pledges, liens, security interests in or to, or any other encumbrance of any nature whatsoever arising in connection with the Control Securities (w) the absence of a material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of the Company prior to closing, (x) the absence of pending or Threatened litigation, investigations or other matters affecting the Company, the Buyer or the Transaction, (y) satisfactory completion by the Buyer and the Seller of a due diligence investigation of the other Party; and (z) confirmation that the representations and warranties of each Party are true and accurate in all respects.

     Section 3.2 DUE DILIGENCE OBLIGATIONS OF SELLER TO BUYER. Seller shall use his Best Efforts to provide, or cause to be provided, such necessary information to Buyer in respect of Seller and the Company to enable Buyer to complete due diligence. Immediately upon execution of this Agreement, Seller shall deliver or cause to be delivered to Buyer, the following:

          (a) The executed Note; and

          (b) The executed Pledge and Security Agreement;

     Section 3.3 CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE:, Buyer's obligation to purchase the Note and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyers, in whole or in part):

          (a) All representations and warranties of Seller contained herein being true at the time of Closing;

          (b) From the date of this Agreement, there must not have been commenced or Threatened against the Company, or against any person affiliated with the Company, including Sellers, any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with the contemplated Transaction, (ii) involving the ability of the Company to continue trading its securities, including the Control Securities in compliance with the federal securities laws of the United States, or (iii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the contemplated transactions.

     Section 3.5 CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE:
Sellers' obligations to sell the Note and deliver the Pledge and Security Agreement and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

          (a) All representations and warranties of Buyer contained herein being true at the time of Closing;

          (b)  Buyer shall have tendered the consideration as specified in
Section 2.2 of this Agreement.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller, and where applicable the Company, represents and warrants to Buyer that at the time of the execution of this Agreement and at the Closing thereof:

          (a) MARKETABLE TITLE. The Seller shall convey to Buyer good and marketable title in and to the Note, free and clear of any and all liens, claims, encumbrances, including, but not limited to, any and all pledges and security interests, and all other defects of title of any type whatsoever;

          (b) AUTHORITY. The Seller has the right, power, legal capacity and authority to enter into and perform his obligations under this Agreement and no approvals or consents of any persons or entities are necessary in connection with it;

          (c) OUTSTANDING CLAIMS. SUITS OR ACTIONS:. Seller is not aware of any outstanding claims, suits or actions or potential claims, suits or actions in connection with him or the Transaction, and/or the Company. Seller has not been put on notice of default of any obligation. Seller is not aware of any individual suffering an injury on the premises owned and operated by Company.

          (d) CREDITORS AND LIABILITIES. There is no lien on the Note, and, to Seller's knowledge, there or no liens or obligations on the assets of the Company, and that the Company has no liabilities of any sort whatsoever which have not been disclosed or provided to the Seller in connection with his purchase of the Control Securities from Newman and Duxbury, and thereafter, to Buyer.

          (e) CONTRACTS. Seller is not a party to any agreement, contract, or understanding, oral or written, express or implied, which would prevent him from lawfully entering into this Agreement or which would create an obligation upon him as a result of this Transaction. Seller has no contract with a business broker and is not obligated to pay a business broker a commission as a result of this Transaction.

          (f) FINANCIAL INFORMATION., Seller has, or will have prior to Closing, delivered all requested financial information regarding the Company and Pure Nature, including annual income tax returns, bank statements, and financial statements, and such financial information when taken together as a whole, to Seller's knowledge, are true, complete, correct, and accurate, and there has been no material change in the financial condition of the Company since the most recent financial information provided. Notwithstanding anything in the forgoing sentence to the contrary, to the extent the financial statements have erroneously included in their disclosure asset and income items attributable to Pure Nature under the assumption that Pure Nature had heretofore been combined into the Company, representations as to the correctness and accuracy thereof are hereby retracted.

          (g) BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Company, have been made available to Buyer for his inspection. Seller makes no representations as to the completeness of such records. Buyer agrees that he is buying the Note "as is".

          (h) TAXES Except as disclosed in due diligence in connection with 'Seller's acquisition of the Control Securities from Newman and Duxbury, to Seller's knowledge, the Company has filed, or caused to be filed (on a timely basis since) all tax returns that are or were required to be filed pursuant to applicable legal requirements. To Seller's knowledge, the Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by Seller or the Company. To Seller's knowledge, all tax returns filed by the Company are true, correct, accurate, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

          (i) NO MATERIAL ADVERSE CHANGE. To Seller's knowledge, since the date of the initiation of negotiations regarding this Transaction, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company (financial or otherwise), and no event has occurred or circumstance exists that may result in such a material adverse change.

          (j) DISCLOSURE: The representations and warranties of Seller in this Agreement, taken together as a whole, do not omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to Seller that has specific application to Seller or the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement.

          (k) NO PREFERRED SHARES ISSUED OR OUTSTANDING.	The Company has
not issued any preferred shares of stock and no such preferred shares are outstanding.

          (1) LOANS TO PURE NATURE, LLC. From the period between May 25, 2004 and August 27, 2004, Clayton Duxbury made a total loan to. Pure Nature in the amount of Fifty Four Thousand, Six Hundred and Forty Eight Thousand Dollars ($54,648.00) and from a period between June 18, 2004 and July 27, 2004 Brad Stewart made a loan in the amount of Thirty Four Thousand Four Hundred and Thirty Nine Dollars ($34,439.00). Such funds were actually received in cash by Pure Nature, LLC a company controlled by Joey Canyon. Such funds were used for general operations and working capital. Other than these loans, no investments, either in the form of loans or stock sales, have been made into Pure Nature, LLC. Pure Nature, LLC is a development stage Company and has not had operating revenues as of the date of this Agreement.

                                   ARTICLE V
                   REPRESENTATION AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to Sellers that:

          (a) Buyer is a sophisticated investor. The Buyer has the financial ability to pay the consideration required at Closing and to bear the economic risk of this investment in the Note, has adequate means for providing for the current needs and contingencies of the Buyer and has no need for immediate liquidity with respect to the investment in the Note or the securities into which the Note is convertible.

          (b) He has

              (i) evaluated the risks of a purchase of the Note and has relied solely upon his own investigation of the Seller and the Company and the information and representations made by the Seller and the Company contained herein and any written information and documents provided to Buyer by the Seller and/or the Company;

              (ii) been given the opportunity to ask questions of, and receive answers from the Company and Seller concerning the terms and conditions of the Note and the securities into which it is convertible and other matters pertaining to this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in any documents provided in order for the Buyer to evaluate the merits and risks of the purchase of the Note to the extent the Company or Seller possess such information or could acquire it without unreasonable efforts or expense, and has not been furnished with any other offering literature upon which the Buyer has relied;

              (iii) investigated the acquisition of the Note to the extent the Buyer has deemed necessary or desirable and the Company or Seller have provided the Buyer with any assistance the Buyer has requested in connection herewith;

              (iv) determined that the Note is a suitable investment for the Buyer and that at this time the Buyer could bear a complete loss of an investment in the Note purchased hereby; and

              (v) is experienced in transactions involving obtaining control of companies such as the Company.

          (c) The Buyer is not relying on the Seller, or the Company, or any of its ;affiliates, or this Agreement, with respect to the Buyer's tax consequences with respect to the Buyer's purchase of the Note.

          (d) No federal or state agency has passed upon the Note or made any finding or determination as to the fairness of this investment.

          (e) The Buyer is an individual over the age of 18 years and is empowered, authorized and qualified to purchase the Note, in the manner contemplated in this Agreement.

          (f) The Buyer has the right, power, legal capacity and authority to enter into and perform his obligations under this Agreement and no approvals or consents of any persons or entities are necessary in connection with such actions.

                                     ARTICLE VI
                                  INDEMNIFICATION

     Section 7.1 INDEMNIFICATION BY SELLER: Seller shall indemnify, save, defend and hold harmless Buyer from and against any and all damages, costs, liabilities, and expenses, of any kind whatsoever (including reasonable attorneys' fees) arising out of, or in connection with, (a) any and all operations, activities, and events, of and/or impacting the Pure Nature, LLC,
(b) any and all Breaches of this Agreement by Seller; and (c) any and all claims by a third party relating to Sellers' actions (or inactions, as the case may be) or gross negligence; (d) any untrue statement or material fact represented and warranted by Seller hereunder or any omission of material information necessary to make any representation made herein not misleading; or (e) any claim by any person or entity for any and all brokerage or finder's fees, or commissions, or similar payments, based upon any agreement or understanding (whether actual, or alleged to have been made by any such person or entity with either Sellers or the Company (or any person acting on their behalf) in connection with the contemplated Transaction or this Agreement.

     Section 7.2 INDEMNIFICATION BY BUYER: Buyer shall indemnify, save, defend and hold harmless Sellers from and against any and all ,damages, costs, liabilities, and expenses, of any kind whatsoever (including reasonable attorneys' fees) arising directly out of (a) any and all Breaches of this Agreement by Buyer; (b) any untrue statement or material fact represented and warranted by Buyer hereunder or any omission of material information necessary to make any representation made herein not misleading or (c) any and all claims by a third party relating to Buyer's actions or gross negligence, not also involving the actions or gross negligence of Sellers, occurring after the Closing.

                                  ARTICLE VII
                                  THE CLOSING

     Section 8.1 SELLER OBLIGATIONS: At the time of the consummation of this transaction (the "Closing"), Sellers shall deliver or cause to be delivered to Buyer:

          (a)  The executed Note;

          (b)  The executed Pledge and Security Agreement; and

          (c) All other instruments or documents as may be reasonably required to consummate the Transaction contemplated by this Agreement; and

     Section 8.2 BUYER'S OBLIGATIONS: At the Closing, Buyer shall deliver to Seller the Purchase Price, to be allocated as set forth in Section 2.2. of this Agreement.

     Section 8.3 THE CLOSING. The Closing shall occur on or before close of business on April 14, 2005 or as soon thereafter as possible using reasonable diligence and efforts. Closing may occur in counterparts as necessary.

                                    ARTICLE IX
                                GENERAL PROVISIONS

     Section 9.1 ASSIGNMENT. Buyer may not assign or transfer his interests and/or rights under this Agreement without the prior written consent of the Seller. The Seller may not assign this Agreement without the consent of the Buyer.

     Section 9.2 BINDING EFFECT, This Agreement shall be binding upon the Parties hereto and their personal representatives, executors, heirs, beneficiaries, distributees, successors, and permitted assigns, if any.

     Section 9.3 NOTICES. Unless otherwise changed by written notice, any notice or other communications required or permitted hereunder shall be deemed given if sent facsimile, hand delivery or courier addressed to the respective party at the address set forth in the initial paragraph of this Agreement or by other means upon reasonable evidence that receipt of such notice has been acknowledged.

     Section 9.4: GOVERNING LAW. This Agreement shall be governed and interpreted solely in accordance with the laws of the State of Colorado, and applicable U.S. federal law, if any, and in each case without regard to their choice of laws principles.

     Section 9.5: SURVIVAL OF REPRESENTATIONS.	All agreements,
representations, covenants, and warranties, on the part of the Parties contained herein, shall survive the Closing of this Agreement, and any investigation made at any time with respect thereto, shall not merge into any of the documents and instruments executed and delivered pursuant hereto, and shall remain enforceable to the fullest extent permitted by law and/or equity.

     Section 9.6: ENTIRE AGREEMENT: This Agreement embodies the entire agreement between the Parties hereto with respect to the subject matter hereof, and supersedes all prior, and contemporaneous, negotiations, agreements, and understandings, whether written or oral. This Agreement, nor any provision herein, may not be changed, waived, discharged, or terminated, except by an express written instrument signed by the party against 'whom enforcement of the change, waiver, discharge or termination is sought.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

                                     BUYER:


                                     /s/ Michael Naughton
                                     Michael Naughton

                                     SELLER:


                                     __________________________________
                                     Joey Canyon


                                     COMPANY:
                                     COMPOUND NATURAL FOODS, a Nevada
                                     corporation


                                     By:________________________________
                                        Joey Canyon, President

                           Joinder of Pure Nature, LLC

The undersigned hereby acknowledges its obligation of performance in connection with the provisions of Section 2.4(b) of this Agreement and hereby covenants and agrees to undertake and deliver said obligations of performance consistent with the duties as set forth in this Agreement.

                                     PURE NATURE:
                                     PURE NATURE, LLC, a Colorado limited
                                     liability company

                                     By: Compound Natural Foods, Inc.,
                                     its Managing Member

                                     By:_____________________________________
                                        Joey Canyon, President